UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2 , 2026

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

 1510 Main Street
Shoemakersville, PA 19555

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 1, 2026, Hydrofarm Holdings Group, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Listing Rule 5550(b)(1) (the “Equity Rule”).

As previously disclosed, on June 16, 2026, the Company received another letter from Nasdaq indicating that, based on Nasdaq’s review of the Company’s plan submitted on May 18, 2026 and related materials submitted on June 8, 2026, Nasdaq granted the Company an extension to regain compliance with the Equity Rule.

On July 2, 2026, the Company received a determination letter from Nasdaq (the “Nasdaq Determination Letter”) notifying the Company that it did not meet the terms of the extension granted by Nasdaq to regain compliance with the Equity Rule. The Nasdaq Determination Letter states that the Company may request an appeal of this determination at a hearing before the Nasdaq Hearing Panel (the “Panel”) by July 9, 2026.

On July 9, 2026, the Company timely requested a hearing before the Panel, which stayed any further action by Nasdaq at least pending completion of the hearing process and the expiration of any extension period that may be granted by the Panel. The Company is considering all options available to it to regain compliance with the Equity Rule. However, there can be no assurance that the Company will be able to regain compliance with the Equity Rule or will otherwise be in compliance with other applicable Nasdaq Listing Rules, that the Panel will grant the Company an additional extension period to remain listed on Nasdaq, or that the Panel will be successful.

On July 6, 2026, the Company also received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the Company had not maintained a minimum closing bid price of $1 per share for the prior 30 consecutive business days. The Bid Price Rule provides the Company a compliance period of 180 calendar days in which to regain compliance. If at any time during the 180-day period, the closing bid price of the Company’s common stock is at least $1 for a minimum of ten consecutive business days, Nasdaq will provide written confirmation to the Company of compliance. In the event that the Company does not regain compliance with the Bid Price Rule, the Company may be eligible for additional time. The Company intends to monitor the closing bid price of its common stock and is considering its options to regain compliance with the Bid Price Rule.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These statements include statements made about the Company’s intent or ability to regain compliance with the minimum stockholders’ equity requirement,  minimum bid price requirement and other continued listing requirements, as well as the Company’s intent to pursue a hearing with the Panel and successfully appeal the findings in the Nasdaq Determination Letter. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the Company’s control, include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filing made with the U.S. Securities Exchange Commission on March 27, 2026, and the Company’s other Exchange Act filings. In addition, these forward-looking statements may be subject to risks and uncertainties related to the Company’s ability to meet the continued listing standards of Nasdaq; the Company’s current level of indebtedness; the Company’s ability to maintain and preserve liquidity due to a variety of reasons, including industry conditions such as oversupply, fluctuations in the price of products and competitive industry pressures; and the Company’s ability to access additional sources of capital. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: July 9, 2026	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer & Chairman of the Board of Directors
(Principal Executive Officer)